UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2013

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois	60446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 771-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of the Company was held on August 13, 2013. The following is a summary of the proposals submitted to the Company’s stockholders, as described in the Company’s definitive proxy statement filed on June 28, 2013, and final results of the voting on each matter.

1)	The stockholders voted to re-elect three Class I directors to the Board. Results of the voting were as follows:

Director	For	Authority Withheld	Abstentions	Broker Non-Votes
James A. Henderson	14,071,438	83,204	—	10,182,527
James A. McClung, Ph.D.	14,066,018	88,624	—	10,182,527
R. Janet Whitmore	13,731,551	423,091	—	10,182,527

In addition to Mr. Henderson, Mr. McClung, and Ms. Whitmore, Jess A. Jankowski, Richard W. Siegel, Ph.D., W. Ed Tyler and George A. Vincent, III, continued their terms of office as directors of the Company after the 2013 Annual Meeting of Stockholders.

2)	The stockholders voted to approve the Company’s Say On Pay Executive Compensation Proposal. Results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
13,913,836	161,404	79,402	10,182,527

3)	The stockholders voted on their preferred frequency of future Say On Pay Executive Compensation votes. Results of the voting were as follows:

Three Years	Two Years	One Year	Abstentions
2,519,139	99,579	829,519	10,706,405

The Company’s Board of Directors has considered the vote of the Company’s stockholders as to the frequency of future advisory Say on Pay Executive Compensation votes and has determined that the Company will hold future advisory Say on Pay Executive Compensation votes every three years until the next advisory vote on frequency.

4)	The stockholders voted to ratify the appointment by the Company’s Audit and Finance Committee of McGladrey LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2013. Results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
24,211,470	61,032	64,667	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOPHASE TECHNOLOGIES CORPORATION
(Registrant)

August 16, 2013	/s/ FRANK CESARIO
(Date)	FRANK CESARIO Chief Financial Officer